UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2016

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9278 (Commission File Number)	31-1168055 (IRS Employer Identification No.)

11605 North Community House Road, Suite 600

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (704) 501-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2016, the Board of Directors (the “Board”) of Carlisle Companies Incorporated elected Corrine D. Ricard to the Board, effective that day, as part of the class with a term expiring at the 2018 annual meeting of stockholders. Ms. Ricard has been appointed to serve on the Board’s Corporate Governance and Nominating Committee and its Compensation Committee. In connection with her election as a director, Ms. Ricard will receive compensation in accordance with the Company’s director compensation policy for independent directors, specifically a $50,000 restricted share unit grant upon election to the Board and an annual grant of $120,000 of restricted share units. There are no arrangements or understandings between Ms. Ricard and any other persons pursuant to which she was selected as a director. Additionally, there are no transactions involving the Company and Ms. Ricard that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the related press release is filed with this report as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

99.1	Press Release of Carlisle Companies Incorporated issued February 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date: February 19, 2016	By:	/s/ Steven J. Ford
Steven J. Ford
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Carlisle Companies Incorporated issued February 17, 2016.